UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

Enovix Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W Warren Avenue,		Fremont, California 94538
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 695-2350

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Financial Officer

On June 29, 2023, the Company announced that Steffen Pietzke will resign as Chief Financial Officer of Enovix Corporation (the “Company”), effective as of July 9, 2023. Mr. Pietzke’s decision to resign is not the result of any disagreement with the Company regarding the Company’s operations, policies or practices.

In connection with Mr. Pietzke’s resignation, on June 28, 2023 the Company and Mr. Pietzke entered into a Separation Agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Pietzke will resign as the Company’s Chief Financial Officer as of July 9, 2023 (the “Separation Date”). Subject to, and conditioned upon, Mr. Pietzke’s execution of the Separation Agreement and non-revocation of a release of claims against the Company and compliance with covenants covering confidentiality and non-disparagement for an indefinite period, Mr. Pietzke will be entitled to: (i) cash severance in an amount equal to nine months’ of Mr. Pietzke’s base salary in effect as of the Separation Date, payable in installments commencing on the Company’s first regular payroll date that is at least one week following the Separation Date, (ii) payment of continued health coverage for him and his eligible dependents under COBRA for a period of nine months, or a taxable payment in lieu of such payment, (iii) acceleration of the vesting of 18 months of unvested shares subject to Mr. Pietzke’s equity awards measured from the Separation Date, and (iv) a pro-rated amount of his target bonus in effect for the current fiscal year, payable in a lump sum at the same time annual bonuses are paid to other of the Company’s employees ((i) through (iv), collectively, the “Separation Severance Benefits”). The Separation Severance Benefits shall supersede and replace in entirety any severance benefits that Mr. Pietzke is entitled to pursuant to that certain Amended and Restated Employment Agreement, dated May 28, 2021, by and between the Company and Mr. Pietzke, filed as Exhibit 10.23 to the Company’s Current Report on Form 8-K, filed with the SEC on July 19, 2021.

Pursuant to the terms of the Separation Agreement, commencing on the day following the Separation Date, Mr. Pietzke will continue to provide services to the Company as a consultant for up to six months. As the sole consideration for such consulting services, the Company will grant Mr. Pietzke a restricted stock unit award (an “RSU”) under the Company’s 2021 Equity Incentive Plan (the “Plan”) for shares of the Company’s Common Stock, par value $0.0001 per share, equivalent to $400,000 (the “Pietzke RSU”). The Pietzke RSU shall vest in six equal monthly installments subject to Mr. Pietzke’s continuous service to the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending July 2, 2023.

Appointment of Principal Financial Officer

On June 29, 2023, the Company announced that Mr. Pietzke’s successor, Farhan Ahmad, had been appointed Chief Financial Officer of the Company. Mr. Ahmad’s appointment is effective as of, and he is expected to begin serving as the Company’s Chief Financial Officer on, July 10, 2023.

From July of 2018 through June of 2023, Mr. Ahmad held certain roles at Micron Technology, Inc., a publicly-traded global semiconductor company, including Vice President, Investor Relations and Finance Strategy and Senior Director, Head of Investor Relations, and was responsible for driving long range strategic planning and cost competitiveness. From January 2011 through July 2018, Mr. Ahmad served as Senior Analyst, Semiconductor and Semiconductor Capital Equipment Research at Credit Suisse L.L.C., a financial services company, where he covered a wide range of stocks across Semiconductors, Semiconductor Capital Equipment and Cleantech. From April 1999 through January 2011, Mr. Ahmad held various roles at Applied Materials, Inc., a publicly traded semiconductor equipment manufacturer, including Strategic Marketing Manager, Global Product Manager, Key Account Technologist and Lead Process Engineer. Mr. Ahmad has been granted three patents in semiconductor processing technology. Mr. Ahmad received a Bachelor of Technology in Chemical Engineering from the Indian Institute of Technology Kanpur and a Masters in Business Administration from UC Berkeley.

Pursuant to Mr. Ahmad’s employment agreement with the Company (the “Employment Agreement”), Mr. Ahmad will receive an annual base salary of $380,000. In addition, Mr. Ahmad is eligible for an annual discretionary cash bonus, with a target amount equal to 60% of his base salary, based on the achievement of specific performance goals and subject to the terms and conditions of the Company’s Annual Incentive Plan and the approval of the Company’s Board of Directors (the “Board”).

Pursuant to the Employment Agreement and the Plan, the Compensation Committee of the Board (the “Compensation Committee”) has granted Mr. Ahmad an RSU for shares of the Company’s Common Stock, equivalent to $4,000,000 (the “Ahmad RSU”), effective as of, and contingent upon the commencement of Mr. Ahmad’s employment. 1/5th of the Ahmad RSU will vest after 12 months of Mr. Ahmad’s employment, and the remainder shall vest monthly over the following four years subject to Mr. Ahmad’s continuous service to the Company.

If, at least four months after Mr. Ahmad commences his employment with the Company, he is terminated by the Company other than for “Cause,” or Mr. Ahmad resigns for “Good Reason,” in each case not in connection with a “Change of Control,” provided such termination or resignation constitutes a “Separation from Service” (each capitalized term as defined in the Employment Agreement) (either such termination, a “Qualifying Termination”), then subject to Mr. Ahmad’s execution and non-revocation of a release of claims in a form provided by the Company, among other conditions, (i) Mr. Ahmad will receive cash severance in an amount equal to nine months’ of Mr. Ahmad’s base salary in effect as of his separation date, payable in installments commencing on the Company’s first regular payroll date that is more than 60 days following Mr. Ahmad’s separation date; (ii) the Company will continue to pay the cost of Mr. Ahmad’s health care coverage in effect as of his separation date for a period of nine months either under the Company’s regular health plan (if permitted), or by paying Mr. Ahmad COBRA premiums, provided that Mr. Ahmad does not obtain health care coverage from another source; (iii) Mr. Ahmad will receive a pro-rated amount of his target bonus in effect for the year of termination, payable in a lump sum at the same time annual bonuses are paid to other of the Company’s employees; and (iv) the Company shall accelerate the vesting of the number of then-unvested shares subject to Mr. Ahmad’s equity awards that would have vested had his employment continued for 18 months following his separation date ((i) through (iv), the “Ahmad Severance Benefits”).

If, at any time after Mr. Ahmad commences his employment with the Company, in the event of a Qualifying Termination that occurs within the three months preceding or the 12 months following the closing of a Change of Control, subject to Mr. Ahmad’s execution and non-revocation of a release of claims in a form provided by the Company, among other conditions, (i) Mr. Ahmad will be entitled to receive the Ahmad Severance Benefits and (ii) the Company shall accelerate the vesting of 75% of the then-unvested shares subject to Mr. Ahmad’s equity awards (after taking into account the accelerated vesting as provided in part (iv) of the Ahmad Severance Benefits).

Except for the Employment Agreement, there is no arrangement or understanding between Mr. Ahmad and any other person pursuant to which Mr. Ahmad was selected as an officer. Mr. Ahmad is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with his appointment, Mr. Ahmad will execute the Company’s standard form of indemnification agreement for officers, which was filed as Exhibit 10.19 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2021.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending July 2, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 29, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enovix Corporation

Date: June 29, 2023	By:	/s/ Arthi Chakravarthy
Arthi Chakravarthy
Chief Legal Officer